Exhibit 10.1

EXECUTION VERSION

SECURITIES SUBSCRIPTION AGREEMENT

This SECURITIES SUBSCRIPTION AGREEMENT, dated as of March 5, 2015 (this “Agreement”), is made by and among Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers, severally and not jointly, desire to subscribe for and the Company desires to issue and allot, upon the terms and conditions stated in this Agreement, up to a maximum of $52,822,618.50 of restricted American Depositary Shares, each representing one Series A Convertible Preference Share, par value £0.05 per share.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

SUBSCRIPTION FOR SHARES

1.1 Subscription for Shares. At the Closing, the Company will issue and allot to each Purchaser, and each Purchaser will, severally and not jointly, subscribe for the number of shares of restricted American Depositary Shares (the “Shares”), each representing one Series A Convertible Preference Share, par value £0.05 per share, in the capital of the Company (each, a “Series A Preference Share”), set forth opposite such Purchaser’s name on Exhibit A hereto. The purchase price for each Share shall be $0.15 (the “Purchase Price”). The Shares will be issued pursuant to a Preference Share Deposit Agreement to be dated as of the Closing Date by and among the Company, Citibank N.A. (the “Depositary”) and all holders and beneficial owners of the restricted American Depositary Shares issued thereunder as supplemented by a letter agreement of the same date between the Company and the Depositary (the Preference Share Deposit Agreement as so supplemented, the “Restricted Deposit Agreement”).

The Series A Preference Shares shall have the rights, preferences, privileges and restrictions set forth in the resolutions establishing the terms of the Series A Preference Shares as approved by the Company’s Board of Directors or a committee thereof pursuant to the authority conveyed on the Board of Directors under the Company’s articles of association with the rights, preferences, privileges and restrictions set forth therein and substantially in the form attached hereto as Exhibit B (the “Series A Preference Share Terms”). Each ten (10) Series A Preference Shares shall be convertible into one ordinary share, par value £0.50 per share, in the capital of the Company (each, an “Ordinary Share”), which ordinary share will be represented by American Depositary Shares (“ADSs”). The ADSs will be issued pursuant to an Amended and Restated Deposit Agreement dated as of November 4, 2011 (as so amended and supplemented, the “Deposit Agreement”) by and among the Company, the Depositary and all holders and beneficial owners of ADSs issued thereunder.

1.2 Payment. At the Closing, each Purchaser will pay the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. On the Closing Date, the Company will, against delivery of the aggregate Purchase Price instruct the Depositary to issue and deliver via courier certificates (“Restricted ADRs”) to each Purchaser evidencing the corresponding number of Shares representing the Series A Preference Shares set forth on Exhibit A.

1.3 Closing Date. The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on March 11, 2015 (the “Target Closing Date”), or such other date within thirty (30) Business Days of the date hereof, as may be determined by the Company in its reasonable discretion (such date of the actual date of Closing referred to as the “Closing Date”). The Closing will be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 or at such other time and place (including by electronic exchange of facsimile signatures) as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Company hereby represents and warrants to the Purchasers that:

2.1 Organization and Qualification. The Company has been duly incorporated and is validly existing as a public limited company and in good standing under the laws of the England and Wales, with power and authority to conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue and allot the Series A Preference Shares and cause the issue of the Shares by the Depositary in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Series A Preference Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required.

This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3 Capitalization. The authorized capital stock of the Company is as set forth in the SEC Documents. The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable; the issue and allotment of the Series A Preference Shares by the Company has been duly authorized and Series A Preference Shares, when issued and paid for as contemplated herein, will be validly issued, fully paid, and non-assessable and free and clear of all liens and encumbrances; and, except for those that have been duly waived or satisfied, there are no pre-emptive rights or other similar rights of stockholders exist with respect to any of the Series A Preference Shares or the issue and allotment thereof.

2.4 Redesignation of Shares. The Series A Preference Shares and the ordinary shares, each par value £0.50 per share, in the capital of the Company (each, an “Ordinary Share”) created by the consolidation and redesignation of the Series A Preference Shares (the “Conversion Shares”) are duly authorized and, upon creation or issuance in accordance with the terms of this Agreement (and in case of the Conversion Shares, the Series A Preference Share Terms), will be validly issued, fully paid and non-assessable and free and clear of all liens, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and will not be subject to preemptive rights or other similar rights of stockholders of the Company. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Series A Preference Shares will be issued in compliance with all applicable federal and state securities laws and the laws of England and Wales.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Series A Preference Shares) will not (i) conflict with or result in a violation of any provision of its articles of association or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including England and Wales laws and regulations and United States federal and state securities laws and rules and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) the filing with Companies House in the United Kingdom in form SH01 promptly after the Closing of a statement of capital incorporating the Series A Preference Share Terms, (ii) the registration of the ADSs representing the Conversion Shares under the Securities Act pursuant to Article 6 hereof, (iii) any filings required to be made under federal or state securities laws, (iv) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq and (v) the filings required in accordance with Section 4.4 of this Agreement.

(c) The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC and Companies House in the United Kingdom since March 5, 2014, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company is eligible to register the ADSs representing the Conversion Shares for resale using Form S-3 promulgated under the Securities Act. Each Purchaser has had access to true and complete copies of the SEC Documents via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, no amendment of any SEC Document is contemplated by the Company or otherwise required to be made. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company is a party, or the property or assets of the Company is subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination or material modification nor is the Company otherwise aware of any threats to terminate or materially modify any of the Material Agreements.

2.7 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Absence of Litigation. Except as disclosed in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. Neither the

Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10 Intellectual Property Rights. The Company owns or possesses, or has a reasonable basis on which it believes it can obtain on reasonable terms, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”); except to the extent failure to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other Person. To the Company’s knowledge, all patent applications and patents within the Intellectual Property have been prosecuted with a duty of candor, and there is no material fact known by the Company that would preclude the issuance of patents with respect to said patent applications or that would render any issued patents invalid or unenforceable. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

2.11 Placement Agents. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.12 Investment Company. The Company is not and, after giving effect to the offering and issuance of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13 No Material Adverse Change. Since December 31, 2014, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2014, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (iii) the Company has not issued any equity securities to any officer, director or Affiliate, except issued pursuant to existing Company stock option or stock purchase plans, warrants or executive and director compensation arrangements disclosed in the SEC Documents, (iv) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (v) the Company has not incurred any material liabilities except in the ordinary course of business and (vi) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.14 The Nasdaq Global Market. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the ADSs under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The ADSs are listed on The Nasdaq Global Market, and, except as disclosed in the SEC Documents, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the ADSs representing the Conversion Shares. Except as disclosed in the SEC Documents, the Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the ADSs thereon and any other Nasdaq listing and maintenance requirements.

2.15 Acknowledgment Regarding Purchasers’ Subscription for Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s subscription for the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.16 Accountants. Each of Ernst & Young LLP and Deloitte & Touche LLP, who will express their opinion with respect to the audited financial statements and schedules to be included as a part of any Registration Statement prior to the filing of any such Registration Statement, are independent accountants as required by the Securities Act.

2.17 Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date.

2.18 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company, including directors and officers insurance coverage at least equal to the aggregate Purchase Price. The Company has not received any written notice of cancellation of any such insurance, or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.19 Foreign Corrupt Practices. Since March 5, 2014, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, each as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.20 Private Placement. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would (i) require registration of the Shares under the Securities Act or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Shares and the Conversion Shares are exempt from registration under the Securities Act. The issuance and allotment of the Shares hereunder do not contravene in any material respect the rules and regulations of Nasdaq.

2.21 No Registration Rights. No Person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) other than as disclosed in the SEC Documents and pursuant to this Agreement, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement except in the case of clause (ii) for rights which have been properly waived. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

2.22 Taxes. The Company has (i) accurately and timely filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns, (ii) paid all taxes shown as due on such tax returns and (iii) set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns apply, except where the failure to so file, the failure to so pay or the failure to so set aside would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due by the Company, and, to the Company’s knowledge, there is no basis for any such claim.

2.23 Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company, (ii) are described in the SEC Documents or (iii) would not reasonably be expected to have a Material Adverse Effect.

2.24 Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s articles of association or the laws of England and Wales.

2.25 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares in violation of Regulation M under the Exchange Act, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.26 Related Party Transactions. Except with respect to the transactions that are not required to be disclosed, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.27 Transactions With Executive Officers, Employees and Directors. Except as set forth in the SEC Documents, none of the executive officers or directors of the Company, and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer, director or such employee or, to the Company’s knowledge, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.28 Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is not nor has it been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

2.29 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under this Agreement.

2.30 Use of Proceeds. The Company shall use the net proceeds of the subscription for the Shares hereunder for research and development of the Company’s product candidates, working capital and general corporate purposes.

2.31 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.32 Disclosure. The Company confirms that neither it, nor, to its knowledge, any other Person acting on its behalf has provided, and the Company has not authorized any Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Placement may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the

Company. None of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve months preceding the date of this Agreement did not, at the time of release, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 3 hereto.

2.33 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and except as described in the SEC Documents, immediately after giving effect to the receipt by the Company of the proceeds from the subscription for the Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

2.34 FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (the “FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any such laws, rules or regulations by the Company, and which, either individually or in the aggregate, would have or reasonably be expected to result in a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Except as disclosed in the SEC Documents, the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

2.35 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

2.36 Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s reasonable request.

2.37 Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.38 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000 and the UK Money Laundering Regulations 2007, each as amended, the money laundering statutes of all jurisdictions where the Company conducts its business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

2.39 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has offered or sold any of the Shares by means of any form of general solicitation or general advertising.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its subscription hereunder, that:

3.1 Investment Purpose. The Purchaser is subscribing for the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

3.2 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

3.3 Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and issue of the Shares, that have been requested by the Purchaser, including, without limitation, the SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company regarding the Company, including without limitation, all aspects of the Company’s business, operations, financial condition, prospects, intellectual property and pending disputes. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement, it being agreed that the Company has made and does not make any representations or warranties to any Purchaser expect as expressly set forth herein.

3.4 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk; (b) The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and (c) The Purchaser has, in connection with the Purchaser’s decision to subscribe for Shares, not relied upon any representations, warranties or other information (whether oral or written) of or related to the Company other than: (i) those representations and warranties of the Company specifically set forth herein and (ii) the information contained in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and issue of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted or counsel to the Company.

3.5 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.6 Transfer or Resale. The Purchaser understands that:

(a) the Shares and the ADSs representing the Conversion Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares and the ADSs representing the Conversion Shares (as applicable) for an indefinite period of time because such securities may not be transferred unless (i) the resale of the Shares or ADSs representing the Conversion Shares (as applicable) is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares or ADSs representing the Conversion Shares (as applicable) to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Shares are sold or transferred pursuant to Rule 144; or (iv) the Purchaser is a partnership transferring to its partners or former partners in accordance with partnership interests or a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company;

(b) any sale of the Shares or ADSs representing the Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares or ADSs representing the Conversion Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) except as set forth in Article 6, neither the Company nor any other Person is under any obligation to register the resale of the Shares or the ADSs representing the Conversion Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.7 Legends.

(a) The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE DEPOSITARY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES SUBSCRIPTION AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b) To the extent the resale of the Shares or the ADSs representing Conversion Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly, but in no event more than two Business Days following the delivery by a Purchaser to the Company or the Company’s depositary of a legended certificate representing such securities and any certifications or representation letters reasonably required by the Company’s depositary (i) authorize the removal of the legend set forth in Section 3.8(a) and any other legend not required by applicable law from such Shares or ADSs representing Conversion Shares and (ii) cause its depositary to issue such ADSs representing Conversion Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”). With respect to any Shares and ADSs representing Conversion Shares for which restrictive legends are removed pursuant to this Section 3.7(b), the holder thereof agrees to only sell such Shares and ADSs representing Conversion Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s registrar, depositary, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(c) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares and the ADSs representing Conversion Shares (i) following any sale of the Shares or ADSs representing Conversion Shares pursuant to Rule 144, or (ii) if such Shares or ADSs representing Conversion Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares or ADSs representing Conversion Shares under this Section 3.8(c), the Company will, no later than two Business Days following the delivery by a Purchaser to the Company or the Company’s depositary of a legended certificate representing such securities and any certifications or representation letters reasonably required by the Company’s depositary (the “Legend Removal Date”), (A) deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends or (B) at the request of the Purchaser, cause its depositary to issue such ADSs representing Conversion Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the DTC. The failure to timely deliver certificates without restrictive legends by the Legend Removal Date shall not be a breach of the foregoing covenant if such delay is solely due to the action or inaction of the Company’s depositary and if the Company has taken all reasonable steps necessary to facilitate the removal of such legends.

(d) The Purchaser covenants and agrees that it shall not deliver a notice of conversion to the Company or otherwise seek to convert the Series A Preference Shares until such time as (i) the resale of the ADSs representing Conversion Shares is registered under the Securities Act pursuant to an effective Registration Statement or (ii) (1) following any sale of the ADSs representing Conversion Shares pursuant to Rule 144 or (2) if such ADSs representing Conversion Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof.

3.9 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.10 Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.11 No Short Sales. Between the time the Purchaser learned about the Placement and the public announcement of the Placement, the Purchaser has not engaged in any short sales or similar transactions with respect to the Ordinary Shares or any derivative thereof, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Ordinary Shares or any derivative thereof, including, without limitation, and in each case, in any transaction aimed, directly or indirectly, at affecting the price of the ADSs listed on Nasdaq for purposes of the transactions contemplated by this Agreement.

3.12 Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act. Such Purchaser is not, or to the extent it has them, any of its shareholders, members, managers, general partners, directors, or executive officers are not, subject to any Disqualification Event set forth in Rule 506(d) under the Securities Act. Such Purchaser confirms that it has exercised reasonable care to determine whether it or any of the aforementioned persons are subject to a Disqualification Event. The subscription for the Shares by such Purchaser will not subject the Company to any Disqualification Event. Such Purchaser shall notify the Company immediately in writing of the occurrence of any Disqualification Event that has not previously been disclosure to the Company.

3.13 Hartt-Scott-Rodino Act. The Purchaser is its own Ultimate Parent Entity as that term is defined in 16 C.F.R. Part 801.1(a)(3), and together with any other entity that such Investor controls directly or indirectly pursuant to 16 C.F.R. Part 801.1(b), will not hold after Closing greater than $76.3 million of voting securities of the Company as calculated in accordance with 16 C.F.R. Part 801.13.

ARTICLE 4

COVENANTS

4.1 Reporting Status. The ADSs are registered under Section 12 of the Exchange Act. During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses; provided that the Company shall reimburse the Purchasers for the reasonable fees and expenses of one counsel for the Purchasers not to exceed $75,000 related to diligence matters.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with GAAP, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before 9:30 a.m., New York local time, on the Business Day immediately following the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement in the form required by the Exchange Act. The Company, its affiliates, subsidiaries, employees and representatives shall not publicly disclose or allow public disclosure of this Agreement, the transactions contemplated herein and the name of any Purchaser in any publicly disseminated communication, press release or filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5 Participation in Future Offerings.

(a) Right of Participation. Subject to any statutory preemptive rights under applicable law, which have not been satisfied or waived, until the third (3rd) anniversary of the Closing Date, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering, any (i) ADSs, (ii) any other equity security of the Company, including without limitation, preference shares, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to issue such securities (the “Offered Securities”) to the Major Purchaser(s) and each other person or entity that has such a right (each an “Offeree” and collectively, the “Offerees”) as set forth herein Each Offeree shall have the right to subscribe for: (x) that portion of the Offered Securities as the number of ADSs then held (including shares then issuable upon the exercise or conversion of outstanding securities, including without limitation the Shares) by such Offeree bears to the total number of shares of issued and outstanding ADSs of the Company calculated on a fully diluted basis to include (i) the total number of ADSs subject to outstanding awards granted under stock plans of the Company and (ii) the total number of shares that could be issued upon the exercise or conversion of outstanding securities (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period ending on 4:30 p.m. on the second (2nd) Trading Day following receipt of the offer. Subject to any statutory preemptive rights under applicable law, which have not been satisfied or waived, until the third (3rd) anniversary of the Closing Date, in the event the Company commences a public offering of its securities, it shall instruct its underwriter or placement agent for such offering to contact each Major Purchaser promptly following the first public announcement of such offering and consider in good faith an allocation of securities in such offering.

(b) Notice of Acceptance. Notice of each Offeree’s intention to accept, in whole or in part, any Offer made shall be evidenced in writing signed by such Offeree and delivered to the Company prior to the end of the 2-Trading Day period of such offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(c) Conditions to Acceptances and Purchase.

(i) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth above to close the issue and allotment of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”), but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, to such other person or persons or less favorable to the Company than those set forth in the Offer.

(ii) Reduction in Amount of Offered Securities. In the event the Company shall propose to issue and allot less than all the Refused Securities (any such issue and allotment to be in the manner and on the terms specified above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to (b) above multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to issue and allot, and (ii) the denominator of which shall be the amount of all Offered Securities the Company proposed to issue and allot in its writing delivered pursuant to Section 4.5(a) above. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not issue or allot or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with (a) above.

(iii) Closing. Upon the closing, which shall include full payment to the Company, of the issue and allotment to such other person or persons of all or less than all the Refused Securities, the Offerees shall subscribe for, and the Company shall issue and allot to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.5(b) above if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a subscription agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Offerees and their respective counsel.

(d) Further Issue. In each case, any Offered Securities not subscribed for by the Offerees or other person or persons in accordance with Section 4.5(c)(iii) above may not be issued or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Section 4.5(c)(i)-(iii) above.

(e) Exceptions. The rights of the Investors under this Section 3.4 shall not apply to:

(i) Ordinary Shares issued as a stock dividend to holders of Ordinary Shares or upon any subdivision or combination of shares of Ordinary Shares,

(ii) any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Company and its stockholders,

(iii) any securities issued as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than 51% of the voting power of the surviving entity) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by the Board of Directors,

(iv) any securities issued in connection with a strategic partnership, joint venture or other similar agreement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved unanimously by the Board of Directors,

(v) any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such is approved unanimously by the Board of Directors; and

(vi) securities issuable upon the exercise or conversion of securities outstanding on the Closing Date, as amended as contemplated by this Agreement.

4.6 Sales by Purchasers. Each Purchaser will sell any Securities and Conversion Shares and ADSs representing Conversion Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

4.7 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or issue of the Shares in a manner that would require the registration under the Securities Act of the issue of the Shares to the Purchasers, or that will be integrated with the offer or issue of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8 and Section 6.6 with respect to indemnification under such Section, the Company will indemnify and hold each Purchaser and its directors, executive officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, executive officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against a Purchaser in any capacity, or any Purchaser Party or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any Person (the “Section 4.8 Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.8, such Section 4.8 Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Section 4.8 Indemnified Person, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Section 4.8 Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Section 4.8 Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Section 4.8 Indemnified Person unless: (i) the Company and the Section 4.8 Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Section 4.8 Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Section 4.8 Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Section 4.8 Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Section 4.8 Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Section 4.8 Indemnified Party, unless such settlement includes an unconditional release of such Section 4.8 Indemnified Person from all liability arising out of such proceeding.

4.9 Series A Preference Shares Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in the Series A Preference Share Terms, the Company shall not effect any redesignation of the Shares, and the Purchaser shall not have the right to redesignate any portion of its Shares, to the extent that, after giving effect to an attempted redesignation set forth on an applicable Notice of Conversion (as defined in the Series A Preference Share Terms)

with respect to the Series A Preference Shares, such Purchaser (together with such Purchaser’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares or ADSs would be aggregated with the Purchaser’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Purchaser is a member) would beneficially own a number of shares of Ordinary Shares or ADSs in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Ordinary Shares or ADSs beneficially owned by such Purchaser and its Affiliates shall include the number of shares of Ordinary Shares or ADSs created by the consolidation and redesignation of the Series A Preference Shares subject to the Notice of Conversion with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Ordinary Shares or ADSs which are creatable or issuable upon (i) redesignation of the remaining, unconverted Series A Preference Shares beneficially owned by such Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Purchaser or any of its Affiliates (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4.9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission. For purposes of this Section 4.9, in determining the number of outstanding Ordinary Shares or ADSs, a Purchaser may rely on the number of outstanding ADSs as reflected in (i) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent notice by the Company setting forth the number of Ordinary Shares or ADSs then outstanding. For any reason at any time, upon the written or oral request of a Purchaser (which may be by email), the Company shall, within two (2) Business Days of such request, confirm orally and in writing to such Purchaser (which may be by email) the number of Ordinary Shares or ADSs then outstanding. In any case, the number of outstanding Ordinary Shares or ADSs shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including Series A Preference Shares, by such Purchaser or its Affiliates since the date as of which such number of outstanding Ordinary Shares or ADSs was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Ordinary Shares or ADSs outstanding immediately after giving effect to the creation or issuance of Ordinary Shares or ADSs pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 4.12). The Company shall be entitled to rely on representations made to it by the Purchaser in any Notice of Conversion regarding its Beneficial Ownership Limitation. By written notice to the Company, a Purchaser may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.9% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Section 4.9 shall be construed, corrected and implemented in a manner so as to effectuate the intended Beneficial Ownership Limitation herein contained and the Ordinary Shares or ADSs underlying the Shares in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

4.10 PFIC Status. The Company shall provide to the Major Purchaser(s) an annual statement setting forth its calculations with respect to its determination of whether it is a “passive foreign investment company,” as defined in 16 U.S.C. § 1297 (a “PFIC”), by the seventy-five (75) days after the end of each fiscal year of the Company. If at any time the Company determines that is a PFIC, it shall provide the Major Purchaser(s) with written notice of such status and a statement summarizing calculations with respect to such determination within thirty (30) days of any such determination.

4.11 Consent to Registered Offerings. Until the three (3) year anniversary of this Agreement, the Company covenants that it shall not consummate an offering of securities issued in an offering registered under the Securities Act without the prior written consent of the Major Purchaser(s); provided that such consent shall be deemed to have been granted if (i) the Company or its underwriter, placement agent or financial advisor in good faith attempts to inform the Major Purchaser(s) of such offering on a confidential basis pursuant to a customary “wall crossing” procedure and the Major Purchaser(s) decline to speak with the Company or its underwriter, placement agent or financial advisor regarding the offering (i.e., it does not come “over the wall”) or (ii) the Company or its underwriter, placement agent or financial advisor contacts the Major Purchaser(s) following the first public announcement of the public offering and any such Major Purchaser(s) are allocated in such offering the lesser of (A) its requested allocation in such public offering or (B) that amount to which it would otherwise be entitled to purchase pursuant to the formula in Section 4.5 of this Agreement as if Section 4.5 applied to such public offering.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the issue and allotment of the Shares and deliver such Shares to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of the aggregate Purchase Price for the Shares being subscribed for hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the issue and allotment of the Shares.

(e) Nasdaq Qualification. The ADSs shall be duly authorized for listing by Nasdaq.

(f) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The creation or issuance of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(h) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issue and allotment of the Shares (including any applicable authorities for the directors to allot and issue the Shares and a disapplication of any pre-emption rights), all of which shall be and remain so long as necessary in full force and effect.

5.2 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the subscription for the Shares is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the date when made and as of the Closing Date (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true in correct in all respects).

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the issue and allotment of the Shares.

(d) Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from each of Goodwin Procter LLP and K&L Gates, counsel to the Company, in such form as is customary in connection with transactions of the type contemplated by this Agreement.

(e) Depositary Instructions. The Company shall have delivered to the Depositary irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto in the form of Restricted ADRs.

(f) Nasdaq Qualification. The ADSs shall be duly authorized for listing by Nasdaq.

(g) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h) No Governmental Prohibition. The issue and allotment of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(i) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issue and allotment of the Shares (including any applicable authorities for the directors to allot and issue the Shares and a disapplication of any pre-emption rights), all of which shall be and remain so long as necessary in full force and effect.

(j) No Suspensions of Trading in ADSs. The ADSs shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (i) in writing by the SEC or Nasdaq or (ii) by falling below the minimum listing maintenance requirements of Nasdaq.

ARTICLE 6

REGISTRATION RIGHTS

6.1 (a) No later than 30 days after the Target Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders of a majority of the Registrable Securities may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form).

(b) The Company shall use its best efforts to effect the registration (including a declaration of effectiveness thereof by the SEC) and applicable qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) prior to the date which is 90 days after the Target Closing Date (the “Effectiveness Date”); provided, however, that in the event that Initial Registration Statement is reviewed by the SEC, then the Effectiveness Date shall be extended to 120 days following the Target Closing Date; provided, further, that the Company shall request prompt acceleration of effectiveness of the Registration Statement within five Business Days from the first date on which the Staff of the SEC informs the Company that the Registration Statement will not be reviewed or be subject to further comments, as applicable (in which case, the “Effectiveness Date” shall be as of 5:00 p.m. (ET) on the fifth Business Day following such notice to the Company). For purposes of clarification, any failure by the Company to file the Initial Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 6.1.

(c) In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities on the Initial Registration Statement. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). Notwithstanding any other provision of this Agreement, if the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities shall be applied first to Registrable Securities not acquired pursuant to this Agreement, and then to the Holders pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Holder’s name on Exhibit A (and in the case of a subsequent transfer, the initial Holder’s) relative to the aggregate amount of all Registrable Securities.

6.2 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.3 The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC by the Filing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Date, or (iii) after such Registration Statement is declared effective by the SEC, it is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for all or part of any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the second Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to each Holder 1% of such Holder’s aggregate Purchase Price of his or her Securities, that remain Registrable Securities for which such Registration Statement is required to be effective and for which there is not otherwise an effective Registration Statement at such time, for each Penalty Period during which the Registration Default remains uncured; provided, however, that if a Holder fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to such Holder as set forth herein, then the commencement of the Penalty Period described above with respect to such Holder shall be extended until two Business Days following the date of receipt by the Company of such required information from such Holder; and provided, further, that in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement more than 1% of such Holder’s aggregate Purchase Price of all of his or her Securities for which a Registration Statement is required to be effective in any Penalty Period and in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement an aggregate amount that exceeds 8% of the aggregate Purchase Price paid by such Holder for such Holder’s Securities. For purposes of clarification, and solely for purposes of calculating the liquidated damages pursuant to this Section 6.3, each Holder’s Purchase Price for each Share shall be deemed to be the Purchase Price. The Company shall deliver said cash payment to the Holder by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to any Holder in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 8% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, in the event a Registration Default occurs pursuant to clause (iii) hereof, the 1% of liquidated damages referred to above for any Penalty Period shall be reduced to equal the percentage determined by multiplying 1% by a fraction, the numerator of which shall be the number of Registrable Securities covered by the Registration Statement that is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective which are still Registrable Securities at such time and for which there is not otherwise an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 6.3 in accordance with applicable law.

6.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the Target Closing Date or (ii) the date all Shares and ADSs representing the Conversion Shares held by such Holder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b) advise the Holders within three Business Days:

(i) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) subject to the provisions this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via the SEC’s EDGAR system: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with GAAP by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to each Holder and its representatives, if requested, the opportunity (under cover of a confidentiality agreement, if requested by the Company) to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any required due diligence obligation on its part;

(m) permit a single counsel for the Holders to review any Registration Statement and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the SEC; provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Holder or its representatives with material, non-public information unless such Holder agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company; and

(n) if requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

6.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6 (a) To the extent permitted by law, the Company shall indemnify each Holder and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document prepared by the Company and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each Person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage;

(b) Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a “Suspension Notice”), each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, a Holder shall be permitted to settle trades that were executed pursuant to the Registration Statement prior to the Holder’s receipt of any Suspension Notice. A Suspension Notice shall only state that the Registration Statement use shall be suspended and shall not convey any material non-public information relating to the Company and nothing herein shall limit any Holder’s ability to sell, during the effectiveness of a Suspension Notice, any Registrable Securities under Rule 144(to the extent then available), in a privately negotiated transaction, or otherwise outside of the Registration Statement (in each case, as may be permitted under the Securities Act.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 20 Trading Days each during any 12-month period (with a period of at least 90 Trading Days between any two suspensions) to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company or in a mutually agreeable form, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to the Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f) At the end of the Registration Period the Holders shall discontinue sales of securities pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of securities registered which remain unsold promptly upon receipt of such notice from the Company.

6.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such transfer must be made at least five days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least five days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.10 Prior to the time that Registration Statement(s) covering the resale of all Registrable Securities have been declared effective by the SEC, the Company shall not file with the SEC a registration statement under the Securities Act of any of its equity securities other than a registration statement required to be filed pursuant to this Agreement, a registration statement on Form S-8 or, in connection with an acquisition, a registration statement on Form S-4; provided, however, that the foregoing restrictions in this Section 6.10 shall terminate upon such time as all of the Registrable Securities (i) have been publicly sold by the Holders or (ii) may be sold under Rule 144 during any 90-day period.

6.11 The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

7.1 “ADSs” has the meaning set forth in Section 1.1.

7.2 “Agreement” has the meaning set forth in the preamble.

7.3 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.4 “Beneficial Ownership Limitation” has the meaning set forth in Section 4.9.

7.5 “BHCA” has the meaning set forth in Section 2.37.

7.6 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

7.7 “Closing” has the meaning set forth in Section 1.3.

7.8 “Closing Date” has the meaning set forth in Section 1.3.

7.9 “Company” means Amarin Corporation plc, a public limited company incorporated under the laws of England and Wales with registered number 2353920.

7.10 “Conversion Shares” has the meaning set forth in Section 2.4.

7.11 “Depositary” has the meaning set forth in Section 1.1.

7.12 “DTC” has the meaning set forth in Section 3.7(b).

7.13 “Effectiveness Date” has the meaning set forth in Section 6.1(b).

7.14 “Evaluation Date” has the meaning set forth in Section 2.7.

7.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.16 “FDA” shall have the meaning set forth in Section 2.34.

7.17 “FDCA” shall have the meaning set forth in Section 2.34

7.18 “Federal Reserve” has the meaning set forth in Section 2.37.

7.19 “Filing Date” has the meaning set forth in Section 6.1(a).

7.20 “Final Prospectus” has the meaning set forth in Section 6.6(a).

7.21 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

7.22 “GAAP” has the meaning set forth in Section 2.6.

7.23 “Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

7.24 “Indemnified Party” has the meaning set forth in Section 6.6(c).

7.25 “Indemnified Person” has the meaning set forth in Section 4.11.

7.26 “Indemnifying Party” has the meaning set forth in Section 6.6(c).

7.27 “Initial Registration Statement” has the meaning set forth in Section 6.1(a).

7.28 “Intellectual Property” has the meaning set forth in Section 2.10.

7.29 “Investment Company Act” has the meaning set forth in Section 2.12.

7.30 “Major Purchaser” means each Purchaser that, alone or when aggregated with the subscription pursuant to this Agreement of any Affiliate, subscribes pursuant to this Agreement at least 20% of the Shares issued under this Agreement and who continues to be the Beneficial Holder of at least 50% of such Shares subscribed for under this Agreement by such Purchaser and such Purchaser’s Affiliates, when aggregated with the beneficial holdings of such Purchaser’s Affiliates.

7.31 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of the Company, or (b) the ability of the Company to perform in any material respect on a timely basis its obligations pursuant to the transactions contemplated by this Agreement.

7.32 “Material Agreements” has the meaning set forth in Section 2.6.

7.33 “Money Laundering Laws” shall have the meaning set forth in Section 2.38.

7.34 “Nasdaq” means The Nasdaq Stock Market LLC.

7.35 “Ordinary Shares” has the meaning set forth Section 1.1.

7.36 “New Registration Statement” has the meaning set forth in Section 6.1(c).

7.37 “Penalty Period” has the meaning set forth in Section 6.3.

7.38 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.39 “Pharmaceutical Product” shall have the meaning set forth in Section 2.34.

7.40 “Placement” means the private placement of the Company’s Shares contemplated by this Agreement.

7.41 “Purchaser Party” shall have the meaning set forth in Section 4.8.

7.42 “Purchasers” has the meaning set forth in the preamble to this Agreement.

7.43 “Purchase Price” has the meaning set forth in Section 1.1.

7.44 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.45 “Registrable Securities” means (i) the Shares and (ii) Conversion Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

7.46 “Registration Default” has the meaning set forth in Section 6.3.

7.47 “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.48 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.49 “Registration Period” has the meaning set forth in Section 6.4(a).

7.50 “Restricted Deposit Agreement” has the meaning set forth in Section 1.1.

7.51 “Remainder Registration Statement” has the meaning set forth in Section 6.1(c).

7.52 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.53 “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.54 “SEC” means the United States Securities and Exchange Commission.

7.55 “SEC Documents” has the meaning set forth in Section 2.6.

7.56 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.57 “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

7.58 “Series A Preference Shares” has the meaning set forth in Section 1.1.

7.59 “Series A Preference Share Terms” has the meaning set forth in Section 1.1.

7.60 “Shares” has the meaning set forth in Section 1.1.

7.61 “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

7.62 “Target Closing Date” has the meaning set forth in Section 1.3.

7.63 “Trading Day” means any day on which the ADSs are traded on Nasdaq, or, if Nasdaq is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement and any amendment to Section 4.9 shall not be effective until the sixty-first (61st) day after such amendment. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Amarin Corporation plc 2 Pembroke House Upper Pembroke Street 28-32 Dublin, Ireland Facsimile: Attention:

With a copy (which shall not constitute notice) to:	Goodwin Procter LLP Exchange Place Boston, MA 02109 Facsimile: (61) 523-1231 Attention: Jocelyn M. Arel Attention: Michael H. Bison

If to a Purchaser:	As set forth on the applicable signature page to this Agreement

Each party will provide ten days’ advance written notice to the other parties of any change in its address.

8.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers who purchased a majority of the Shares sold pursuant to this Agreement; provided, however, that no such consent shall be required in connection with any acquisition of the Company or a majority of the outstanding shares of ADSs or a sale of all or substantially all of the assets of the Company, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law. No Purchaser or Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.9 hereof.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers and Holders. The Company therefore agrees that the Purchasers and Holders are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser and each Holder also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser and each Holder therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

8.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.14 Waiver of Conflicts. Each Purchaser acknowledges that Goodwin Procter LLP, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by the Placement, including representation of such Purchasers or their affiliates in matters of a similar nature to the Placement. The applicable rules of professional conduct require that Goodwin Procter LLP inform the Purchasers hereunder of this representation and obtain their consent. Goodwin Procter LLP has served as outside general counsel to the Company and has negotiated the terms of the Placement solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Placement, Goodwin Procter LLP has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Goodwin Procter LLP’s representation of the Company in the Placement.

8.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Ordinary Shares or ADSs (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Ordinary Shares or ADSs), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares, a price per share or a conversion ratio shall be deemed to be amended to appropriately account for such event.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMARIN CORPORATION PLC

SIGNED by John F. Thero, Director, President and Chief Executive Officer, for and on behalf of Amarin Corporation plc

/s/ John F. Thero

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NAME OF PURCHASER:	667, L.P.

By:	/s/ Scott Lessing

Name:	Scott Lessing
Title:	President

Aggregate Purchase Price: $	3,209,340.00

Number of Shares to be Acquired:	21,395,600.00

Tax ID No.:

Address for Notice:

667 Madison Avenue

New York, New York 10065

Telephone No.: Facsimile No.: Email Address: Attention: Scott Lessing

Delivery Instructions:

(if different than above)

Copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94109

Attention: Ryan A. Murr

NAME OF PURCHASER: BAKER BROTHERS LIFE SCIENCES, L.P.

By:	/s/ Scott Lessing

Name:	Scott Lessing
Title:	President

Aggregate Purchase Price: $	40,188,279.00

Number of Shares to be Acquired:	267,921,860.00

Tax ID No.:

Address for Notice:

667 Madison Avenue

New York, New York 10065

Telephone No.: Facsimile No.: Email Address: Attention: Scott Lessing

Delivery Instructions:

(if different than above)

Copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, CA 94109

Attention: Ryan A. Murr

NAME OF PURCHASER: Stonepine Capital, LP

By:	/s/ Timothy P. Lynch

Name:	Timothy P. Lynch
Title:	Managing Member of the General Partner

Aggregate Purchase Price: $	5,625,000

Number of Shares to be Acquired:	37,500,000

Tax ID No.:

Address for Notice:

PO Box 250

Bend, OR 97709

Telephone No.: Facsimile No.: Email Address: Attention: Matt Carroll

Delivery Instructions:

(if different than above)

c/o: Wells Fargo Prime Services

Street: 640 Fifth Avenue, 7th Floor

New York, NY 10019

Attention: David Johnson

Telephone No.: 212-822-4892

NAME OF PURCHASER: Broadfin Healthcare Master Fund

By:	/s/ Kevin Kotler

Name:	Kevin Kotler
Title:	Director

Aggregate Purchase Price: $	3,799,999.50

Number of Shares to be Acquired:	25,333,330.00

Tax ID No.:

Address for Notice:

300 Park Avenue, 25th Floor

New York, NY 10022

Telephone No.: Facsimile No.: Email Address: Attention: Jason Abrams

EXECUTION VERSION

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Series A Convertible Preference Shares	Aggregate Purchase Price
Baker Brothers Life Sciences, L.P.	267,921,860.00	$40,188,279.00
667, L.P.	21,395,600.00	$3,209,340.00
Stonepine Capital, LP	37,500,000.00	$5,625,000.00
Broadfin Healthcare Master Fund	25,333,330.00	$3,799,999.50

Total:	352,150,790.00	$52,822,618.50

A-1

EXHIBIT B

FORM OF SERIES A PREFERENCE SHARE TERMS

RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the articles of association of the Company (the “Articles”) there should be issued a series of preference shares of 5 pence each in the capital of the Company (“Preference Shares”), which series shall be designated as the Series A Convertible Preference Shares, with the rights and subject to the restrictions and limitations (in addition to any provisions set forth in the Articles which are applicable to Preference Shares of all classes and series) as follows:

SERIES A CONVERTIBLE PREFERENCE SHARES

SECTION 1. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Companies Act” means Companies Act 2006, as amended.

“Conversion Date” shall have the meaning set forth in Section 5(a).

“Conversion Ratio” shall have the meaning set forth in Section 5(b).

“Conversion Shares” means, collectively, the Ordinary Shares created upon conversion of the Series A Preference Shares.

“Directors” means the directors of the Company from time to time.

“Distribution” shall have the meaning set forth in Section 6(b).

“Holder” means any holder of Series A Preference Shares.

“Junior Securities” shall have the meaning set forth in Section 4(a).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Notice of Conversion” shall have the meaning set forth in Section 5(a).

“Ordinary Shares” means the ordinary shares of £0.50 each in the capital of the Company.

“Parity Securities” shall have the meaning set forth in Section 4(a).

“Person” means any individual or company, partnership, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or other entity of any kind.

“Register” means the register of members of the Company.

“Senior Securities” shall have the meaning set forth in Section 4(a).

“Series A Preference Shares” means the Series A Preference Shares of £0.05 each in the capital of the Company.

“Trading Day” means a day on which the Ordinary Shares (or instruments representing the Ordinary Shares) are traded on Nasdaq or if the Ordinary Shares (or instruments representing Ordinary Shares) are not traded on Nasdaq, then the principal securities exchange or securities market on which the Ordinary Shares (or instruments representing Ordinary Shares) are then traded.

SECTION 2. DIVIDENDS.

Holders shall be entitled to receive, and the Company shall pay, dividends (other than dividends in the form of Ordinary Shares) on the Series A Preference Shares equal (on an as-if-converted-to-Ordinary-Shares basis) to and in the same form as dividends (other than dividends in the form of Ordinary Shares) actually paid on Ordinary Shares when, as and if such dividends (other than dividends in the form of Ordinary Shares) are paid on the Ordinary Shares. In the case of any capitalisation of profits or reserves resulting in the allotment of fully paid Ordinary Shares to the holders of Ordinary Shares, the amount appropriated to the Holders shall be applied in paying up new Series A Preference Shares which shall be allotted to the Holders in accordance with their respective entitlements.

SECTION 3. VOTING RIGHTS.

Except as otherwise provided herein or as required by applicable law, the Series A Preference Shares shall have no voting rights. However, as long as any Series A Preference Shares are outstanding, the Company shall not, without the approval of the Holders of seventy-five percent (75%) of the then outstanding Series A Preference Shares, alter or change adversely the powers, preferences or rights attaching to the Series A Preference Shares or enter into any agreement with respect to the foregoing.

SECTION 4. RANK; LIQUIDATION.

(a) The Series A Preference Shares shall rank: (i) in priority to all of the Ordinary Shares; (ii) in priority to any class or series of shares of the Company hereafter created specifically ranking by its terms subordinate to any Series A Preference Shares (“Junior Securities”); (iii) pari passu with any class or series of shares of the Company hereafter created specifically ranking by its terms pari passu with the Series A Preference Shares (“Parity Securities”); and (iv) subordinate to any class or series of shares of the Company hereafter created specifically ranking by its terms in priority to any Series A Preference Shares (“Senior Securities”), in each case, as to a distribution of assets on a liquidation or a return of capital (other than a conversion, redemption or purchase of shares).

(b) Subject to the preferential rights of the holders of any Senior Securities of the Company, upon on a liquidation or a return of capital (other than a conversion, redemption or purchase of shares) (each, a “Liquidation Event”), each holder of Series A Preference Shares shall be entitled to receive, in priority to any distributions of any of the assets or surplus funds of the Company to the holders of the Ordinary Shares and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $.001 per Series A Preference Share, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Ordinary Shares or Junior Securities. If, upon any such Liquidation Event, the assets of the Company shall be insufficient, after payment to any Senior Securities, to pay the holders of the Series A Preference Shares the amount required under the preceding sentence, then all remaining assets of the Company shall be distributed pro rata to holders of the Series A Preference Shares and Parity Securities.

(c) After payment to the holders of the Series A Preference Shares of the amount required under Section 4(b) and subject to the preferential rights of the holders of any Senior Securities of the Company, the remaining assets or surplus funds of the Company, if any, available for distribution to shareholders shall be distributed pro rata among the holders of the Series A Preference Shares, any other class or series of shares that participates with the Ordinary Shares in the distribution of assets upon any Liquidation Event and the Ordinary Shares, with the holders of the Series A Preference Shares deemed to hold that number of Ordinary Shares into which such Series A Preference Shares are then convertible.

SECTION 5. CONVERSION.

(a) Conversions at Option of Holder.

Each Series A Preference Share shall be convertible, at any time and from time to time from and after the date of the issue thereof, at the option of the Holder thereof, into a number of Ordinary Shares calculated on the basis of the Conversion Ratio in effect at the time of such conversion. Holders shall effect conversions by notice to the Company (a “Notice of Conversion”), executed by the Holder in the form attached hereto as Annex A. Other than a conversion following a notice provided for under Section 6(d)(ii) hereof, the Notice of Conversion must specify at least a number of Series A Preference Shares to be converted equal to the lesser of: (x) 100 Ordinary Shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 6(a) hereof) and (y) the number of Series A Preference Shares then held by the Holder. The “Conversion Date” shall be the Trading Day that the executed Notice of Conversion is sent by facsimile to, and received during regular business hours by, the Company; provided that the Notice of Conversion, is received in original form by the Company within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the Notice of Conversion is received in original form by the Company.

(b) Conversion Ratio.

The fully paid Series A Preference Shares are convertible into fully paid Ordinary Shares at the rate of one Ordinary Share for every 10 Series A Preference Shares (the “Conversion Ratio”). A holder of Series A Preference Shares shall not be entitled to receive any fractions of an Ordinary Share.

(c) Mechanics of Conversion.

(i) Delivery Upon Conversion.

Within three Trading Days after receipt by the Company of the Notice of Conversion for the Series A Preference Shares being converted, the Company shall cause the name of the converting Holder to be entered in the Register as the holder of the number of Conversion Shares being created upon the conversion of Series A Preference Shares.

(ii) Method of Conversion.

The conversion of the Series A Preference Shares into Ordinary Shares shall be effected by the consolidation and/or sub-division of the Series A Preference Shares and redesignation of them as Ordinary Shares at the Conversion Ratio or in such other manner as may be determined by the Directors at the time of conversion and as is permitted by the Companies Act.

(iii) Obligation Absolute.

Subject to the Companies Act, the Company’s obligations to deliver the Conversion Shares upon conversion of Series A Preference Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the delivery of such Conversion Shares.

(iv) Fractional Shares.

No fractional Ordinary Shares shall be issued upon the conversion of the Series A Preference Shares. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction as determined by the Directors or round down to the next whole Ordinary Share.

(e) Status as Shareholder.

Upon each Conversion Date, the Holder’s rights as a holder of such converted Series A Preference Shares shall cease and terminate, excepting only the right to receive certificates for such Ordinary Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder. The Ordinary Shares to which a Holder is entitled upon conversion shall for all purposes be credited as fully paid, rank pari passu in all respects with the Ordinary Shares then in issue and entitle the holder to receive dividends and other distributions declared, made or paid on Ordinary Shares on or after the Conversion Date.

SECTION 6. CERTAIN ADJUSTMENTS.

(a) Sub-division and Consolidation.

If the Company, at any time while the Series A Preference Shares remain capable of being converted into Ordinary Shares, sub-divides any Ordinary Shares into a larger number of Ordinary Shares or consolidates any Ordinary Shares into a smaller number of shares, then the Conversion Ratio shall be adjusted to reflect such sub-divisions or consolidation such that following the consolidation or sub-division the paid up nominal value of the Series A Preference Shares being converted is equal to the paid up nominal value of the Ordinary Shares into which they convert.

Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the effective date of the event.

(b) Rights Upon Distribution of Assets.

If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares (other than dividends in the form of Ordinary Shares), by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), a Holder shall be entitled to receive the dividend or distribution of assets that would have been payable to such Holder pursuant to the Distribution had such Holder converted his or her Series A Preference Shares (or, if he or she had partially converted such shares prior to the Distribution, any unconverted portion thereof) immediately prior to the record date applicable to such Distribution.

(c) Calculations.

All calculations under this Section 6 shall be made to the nearest $0.01 or the nearest 1/100th of a share, as the case may be.

(d) Notice to the Holders.

(i) Adjustment to Conversion Ratio. Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Holder at its last address as it shall appear upon the Register a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special non-recurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any redesignation of the Ordinary Shares, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preference Shares, and shall cause to be delivered to each Holder at its last address as it shall appear upon the Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such redesignation, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such redesignation, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

ANNEX A

AMARIN CORPORATION PLC

CONVERSION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER

TO CONVERT SERIES A PREFERENCE SHARES

Pursuant to Section 5 of the terms of the Series A Preference Shares of Amarin Corporation plc (the “Company”) notice is hereby given of the conversion of the below-referenced number of Series A Preference Shares (each 10 Series A Preference Shares being convertible into 1 Ordinary Share, subject to adjustment as set forth in the terms of the Series A Preference Shares):

Number of Series A Preference Shares to be converted

Number of Ordinary Shares beneficially owned by the Registered Holder[1] as of the Conversion Date

Date:

Name of Registered Holder

By:
Name:
Title:

[1]	Together with such Registered Holder’s affiliates, and any other person whose beneficial ownership of Ordinary Shares would be aggregated with the Purchaser’s for purposes of Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, including any “group” of which the Registered Holder is a member.